                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement               [_] Definitive Additional
                                              Materials
[_] Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))         [_] Soliciting Material Pursuant
[X] Definitive Proxy Statement                   to Section 240.14a-11(c) or
                                                 Section 240.14a-12

                            DATA RETURN CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            DATA RETURN CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1)Title of each class of securities to which transaction applies:

    --------------------------------------------------

  2)Aggregate number of securities to which transaction applies:

    --------------------------------------------------

  3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

    --------------------------------------------------

  4)Proposed maximum aggregate value of transaction:

    --------------------------------------------------

  5)Total fee paid:

    --------------------------------------------------

/1/Set forth the amount on which the filing fee is calculated and state how it was determined.


[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

    --------------------------------------------------

  2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------

  3) Filing Party:

    --------------------------------------------------

  4) Date Filed:

    --------------------------------------------------

                       [LOGO OF DATA RETURN CORPORATION]

                            DATA RETURN CORPORATION
                   222 West Las Colinas Boulevard, Suite 450
                              Irving, Texas 75039

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       To Be Held On September 20, 2000

To our Shareholders:

  The annual meeting of shareholders of Data Return Corporation, a Texas corporation (the "Company"), will be held on Wednesday, September 20, 2000, at 10:00 a.m., local time, at the Marriott Hotel, 223 West Las Colinas Boulevard, Irving, Texas, for the following purposes:

1. To elect two directors to the class of directors whose three-year term will expire in 2003 and one director to the class of directors whose three-year term will expire in 2001;

2. To approve an amendment to the Company's 1999 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 1,772,000, from 3,228,000 to 5,000,000 shares; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on August 9, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Irving, Texas during normal business hours for a period of 10 days prior to the meeting.

  A record of the Company's activities during its fiscal year ended March 31, 2000 and financial statements for the fiscal year then ended are contained in the accompanying 2000 Annual Report. The Annual Report does not form any part of the material for solicitation of proxies.

  All shareholders are cordially invited to attend the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                          By Order of the Board of Directors

                                          Mark Gunnin
                                          Vice President--General Counsel and
                                           Secretary

Irving, Texas
August 23, 2000

                       [LOGO OF DATA RETURN CORPORATION]

                            DATA RETURN CORPORATION
                   222 West Las Colinas Boulevard, Suite 450
                              Irving, Texas 75039

                                PROXY STATEMENT

                      For Annual Meeting of Shareholders
                       To Be Held on September 20, 2000

                                    GENERAL

  This proxy statement is furnished to shareholders of Data Return Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is August 25, 2000.

Proxy Cards

  If a proxy card is enclosed, it serves to appoint proxies for record holders of Common Stock, par value $.001 per share ("Common Stock"), of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted for election of the directors named in the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy.

Quorum and Voting

  The presence at the meeting, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat is necessary to constitute a quorum to transact business. Each share represented at the meeting in person or by proxy will be counted for purposes of determining whether a quorum is present. In deciding all matters, a holder of Common Stock on the record date shall be entitled to cast one vote for each share of Common Stock then registered in such holder's name.

  The two candidates for election as directors in the class whose term expires in 2003 and the one candidate for election as a director in the class whose term expires in 2001 who receive the highest number of affirmative votes will be elected. Passage of Proposal No. 2 requires the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the proposals. The inspector of elections appointed for the meeting will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and have the same effect as negative votes with regard to Proposal 2. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, such broker non-votes will also be counted towards a quorum but will not be counted in determining whether Proposal 2 is approved.

                               VOTING SECURITIES

  The only voting security of the Company outstanding is its Common Stock. Only holders of record of Common Stock at the close of business on August 9, 2000, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 35,549,673 shares of Common Stock outstanding and entitled to be voted at the meeting.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  The Articles of Incorporation and Bylaws of the Company provide for three classes of directors, each of which serves a three-year term. Pursuant to the Company's Bylaws, the number of directors has been established by resolution of the Board at five. One vacancy on the Board will remain after the meeting. The vacancy was created when T. Geir Ramleth resigned from the Board.

  The Board of Directors has nominated Jason A. Lochhead and Joseph M. Grant from the class of directors whose term expires at the 2000 annual meeting for re-election as directors of the Company to serve three-year terms expiring in 2003. In addition, the Board has elected Robert Ted Enloe, III to fill the vacancy created when T. Geir Ranleth resigned from the Board, and the shareholders are being asked to ratify such election. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld.

  Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2000 annual meeting, is presented below.

                            Nominees For Directors

                       Class Whose Term Expires In 2003

  Jason A. Lochhead, a co-founder of the Company, has served as Vice President--Chief Technology Officer since November 1999 and previously served as Vice President--Research and Product Development. Mr. Lochhead has served as a director since the Company's inception. From September 1996 until August 1997, Mr. Lochhead was an independent consultant. Previously, from September 1995 to September 1996, while employed by Software Spectrum, Mr. Lochhead served as an independent consultant to Microsoft where he served as a product support engineer for Microsoft Mail and Microsoft Exchange. While at Software Spectrum, Mr. Lochhead also served as the Microsoft Mail Gateway team lead for the period from March 1996 to September 1996. From July 1993 to September 1995, Mr. Lochhead was a System Administrator at Hughes Training, a division of Hughes Aircraft. Mr. Lochhead is a Microsoft Certified Systems Engineer.

  Joseph M. Grant has served as a director since April 2000. Mr. Grant has been Chairman of the Board and Chief Executive Officer of Texas Capital Bancshares, Inc. since April 1998. Mr. Grant served as Chief Financial Officer of Electronic Data Systems, Inc. ("EDS") from December 1990 to March 31, 1998 and an Executive Vice President since the consummation of the split-off of EDS from General Motors Corporation on June 7, 1996. Prior to that time he had been a Senior Vice President of EDS since February 1992. Prior to joining EDS in December 1990, he served as executive vice president and chief systems officer for American General Corporation from 1989 to 1990 and as chairman of the board and chief executive officer of Texas American Bancshares Inc. from 1986 to 1989. Mr. Grant has a bachelor's degree from Southern Methodist University. Mr. Grant also earned a M.B.A. in finance and a Ph.D. in finance and economics from the University of Texas at Austin.

                       Class Whose Term Expires In 2001


  Robert Ted Enloe, III has served as a director since August 2000. Mr. Enloe has been managing partner of Balquita Partners, Ltd., a real estate and securities investment partnership, since 1996. Mr. Enloe served as a member of the Officer of the Chief Executive of Compaq from April to July 1999. From 1975 to 1996 he was President, and from 1992 to 1996 Chief Executive Officer, of Liberte Investors, Inc. Mr. Enloe is also a director of Leggett & Platt, Inc., SierraCities.com Inc., Advanced Switching Communications, Inc. and Compaq Computer Corporation.

                             Continuing Directors

                       Class Whose Term Expires In 2001

  Michelle R. Chambers, a co-founder of the Company, has served as President and a director since the Company's inception and was appointed Chief Operating Officer in April 1998. Before founding Data Return, from October 1996 to March 1997, Ms. Chambers was a Consultant at Microsoft, where she was a member of the Microsoft Consulting team responsible for the design and development of the migration plan for Audionet's (now Yahoo! Broadcast) platform conversion from Unix to Windows NT. Prior thereto, Ms. Chambers served as a product support engineer at Microsoft from February 1995 to October 1996, and was the Corporate E-mail Coordinator for Arco Exploration and Production Technology from August 1993 to February 1995. Ms. Chambers is a Microsoft Certified Systems Engineer. Ms. Chambers graduated magna cum laude from the University of North Texas with a Bachelor in Business Administration in Business Computer Information Systems.

                       Class Whose Term Expires In 2002

  Sunny C. Vanderbeck, a co-founder of the Company, has served as Chairman of the Board and Chief Executive Officer since the Company's incorporation in August 1997. Before founding Data Return, from July 1996 to January 1997, Mr. Vanderbeck was a technical product manager and Lead Internet/Intranet Consultant for Software Spectrum, a reseller of Microsoft products. From May 1995 to June 1996, while employed by Software Spectrum, Mr. Vanderbeck served as an independent consultant to Microsoft where he served as a team leader for Microsoft Messaging products and as a product support engineer. From July 1994 to May 1995, Mr. Vanderbeck was an independent consultant. From 1990 to 1994, Mr. Vanderbeck served as a Section Leader in the 2nd Ranger Battalion, a U.S. Army Special Operations unit. Mr. Vanderbeck was a regional finalist for the Ernst & Young Entrepreneur of the Year award and is a Microsoft Certified Systems Engineer.

Board Meetings and Committees

  During fiscal 2000, the Board of Directors held seven meetings, including actions taken by unanimous consent. The Company has standing audit and compensation committees of the Board of Directors. The current members of the committees, number of meetings held by each committee in fiscal 2000, and a brief description of the functions performed by each committee are set forth below:

  Audit Committee (2 meetings). Joseph M. Grant and Robert Ted Enloe, III. The primary responsibilities of the audit committee are to review with the Company's auditors the scope of the audit procedures to be applied in conducting the annual audit and the results of the annual audit. Mr. Grant joined the audit committee in April and August 2000, respectively. Prior thereto, Nathan Landow and Geir Ramleth served on the audit committee.

  Compensation Committee (0 meetings). Joseph M. Grant, Michelle R. Chambers and Robert Ted Enloe, III. The compensation committee was formed within 90 days after the October 1999 initial public offering, which was after compensation has been set for fiscal 2000. The primary responsibilities of the compensation committee are to review and set the compensation levels of the officers of the Company, including those officers who are also directors, evaluate the performance of management, consider management succession and related matters, administer the annual compensation plans of the Company and administer the long-term incentive compensation plans of the Company. Mr. Grant joined the compensation committee in April and August 2000, respectively. Prior thereto, Nathan Landow and Geir Ramleth served on the compensation committee.

  Compensation Committee Interlocks and Insider Participation. Except for Ms. Chambers, no officer or employee of the Company or its subsidiaries is a member of the Company's compensation committee.

Compensation of Directors

  The Company does not pay cash fees to any of its directors for serving on the Board of Directors. However, the Company does reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings. In addition, under the 1999 Long-Term Incentive Plan, which was approved and ratified by shareholders in fiscal 2000, non-employee directors currently receive a one-time grant of an option to purchase 25,000 shares of Common Stock. The options are granted at fair market value on the grant date and vest in three equal annual installments beginning one year after the grant date and expire on the earlier of one-year after ceasing to serve on the Board and the expiration of 10 years from the grant date.

   The Board of Directors recommends a vote FOR the election of each of the nominated directors.

          PROPOSAL NO. 2--AMENDMENT OF 1999 LONG-TERM INCENTIVE PLAN

  The shareholders are being asked to approve an amendment to the 1999 Long-Term Incentive Plan (the "Incentive Plan") to increase the number of shares reserved for issuance thereunder by 1,772,000, or approximately 4.9% of the total outstanding shares of Common Stock on August 9, 2000.

  The Board believes that the increase in the number of shares reserved for issuance under the Incentive Plan is in the best interest of the Company because of the continuing need to provide stock options to attract and retain quality employees and remain competitive in the industry. The granting of equity incentives under the Incentive Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability. The Board believes that the additional reserve of shares with respect to which equity incentives may be granted will provide the Company with adequate flexibility to ensure that the Company can continue to meet its goals and facilitate expansion of the Company's employee base.

  The Board of Directors approved the proposed amendment as of August 17, 2000, to be effective on shareholder approval. A summary of the principal provisions of the Incentive Plan, assuming shareholder approval of the amendment, is set forth below.

Incentive Plan History

  The Incentive Plan was adopted by the Board of Directors and approved by the shareholders in July 1999. Originally it covered 3,228,000 shares of Common Stock. The purpose of the Incentive Plan is to offer eligible persons an opportunity to participate in the Company's future performance through awards of stock options, restricted stock and stock bonuses.

  From inception of the Incentive Plan to August 23, 2000, options to purchase an aggregate of 2,321,888 shares of Common Stock were granted under the Incentive Plan. Of these, options were granted to the executive officers identified in the Summary Compensation Table below, as follows: Sunny C. Vanderbeck, 25,000 shares, Michelle R. Chambers, 25,000 shares, Michael S. Shiff, 25,000 shares, Stuart A. Walker, 25,000, and J. Todd Steitle, 122,600 shares. During the same period, the Company's executive officers as of August 9, 2000 as a group (12 persons, including those listed above) were granted options to purchase a total of 660,825 shares, all of the Company's employees as of August 9, 2000, including officers who are not executive officers, as a group had been granted options to purchase a total of 1,660,563 shares, and the current directors who are not executive officers as a group (two persons) were granted 50,000 options. No options were granted during the period under the Incentive Plan to any associate of any executive officer or director of the Company, and no person received 5% or more of such options other than Mr. Prosen and Mr. Steitle.

Shares Subject to the Incentive Plan

  The shares subject to issuance under the Incentive Plan consist of authorized but unissued shares of Common Stock. After taking into account the proposed amendment, the Board has reserved a total of 5,000,000 shares of Common Stock.

  If any option granted pursuant to the Incentive Plan expires or terminates for any reason without being exercised in whole or in part, or any award granted thereunder terminates without shares being issued, the shares released from such award will again become available for grant and purchase under the Incentive Plan. In the event that shares issued pursuant to awards granted under the Incentive Plan are repurchased at the original issue price, such shares will also again become available for grant and purchase under the Incentive Plan. The number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

  Awards. The Incentive Plan provides for the discretionary grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), to employees and for the grant of nonstatutory stock options ("NQSOs"), stock appreciation rights, performance awards, dividend equivalents, stock payments and restricted stock to employees and consultants ("Participants"). The Incentive Plan provides that the Company cannot issue ISOs after June 2009.

  Administration. The Incentive Plan may be administered by the Board or a board committee. The administrator has the power to determine the terms of the options or other awards granted, including the exercise price of the options or other awards, the number of shares subject to each option or other award (up to 269,000 shares per year per participant), the exercisability thereof and the form of consideration payable upon exercise. In addition, the administrator has the authority to amend, suspend or terminate the Incentive Plan, provided that no such action may affect any share of Common Stock previously issued and sold or any option previously granted under the Incentive Plan without the consent of the holder.

  General. The exercise price of all ISOs granted under the Incentive Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of NQSOs and other awards granted under the Incentive Plan is determined by the administrator, but the exercise price of NQSOs must be at least 50% of the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any ISO granted must be at least equal to 110% of the fair market value on the grant date and the term of such ISO must not exceed five years. The term of all other options granted under the Incentive Plan may not exceed ten years.

  Options and other awards granted under the Incentive Plan are generally not transferable by the optionee. Options granted under the Incentive Plan must generally be exercised within three months after the end of the optionee's status as an employee, director or consultant, or within one year after such optionee's termination by reason of disability or death but in no event later than the expiration of the option's term.

  The Incentive Plan provides that in the event of a change of control of Data Return all options and other awards shall be assumed or a substitute option or award issued by the acquiring company unless the board determines in its sole discretion to accelerate vesting or remove any restrictions.

Federal Income Tax Information

  The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to the Company and Participants under the Incentive Plan. The federal income tax laws may change and the federal, state, local and foreign tax consequences for any Participant will depend upon his or her individual circumstances. Any tax effects that accrue to nonresident alien Participants as a result of participating in the Incentive Plan depend on a number of factors, including whether awards under the Incentive Plan constitute U.S. source income and whether provisions of any treaty are applicable. Each Participant is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Incentive Plan.

  Incentive Stock Options. A Participant will recognize no income for federal income tax purposes upon grant or exercise of an ISO. The basis of the shares acquired upon exercise of an ISO (the "ISO Shares") transferred to a Participant pursuant to the exercise of an ISO is the price paid for the shares. If the Participant holds the ISO Shares for at least one year after the date the option was exercised and two years after the date the option was granted, the Participant will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the basis of the ISO Shares. The rate of taxation that applies to capital gain depends upon the amount of time the ISO Shares are held by the Participant.

  If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the Participant will realize ordinary income upon such disposition in an amount equal to the excess of the fair market value of the ISO Shares on the date of exercise and the option exercise price, or if less (and the disposition is a transaction in which loss, if any, will be recognized), the gain on the disposition. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO Shares were held by the Participant.

  The Company is not entitled to a deduction upon the exercise of an ISO by the Participant. If a Participant disposes of the ISO shares received pursuant to such exercise in a disqualifying disposition, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the Participant upon disposition of the ISO shares at the time such income is recognized by the Participant.

  If a Participant uses already owned shares of Common Stock to pay the exercise price for the ISO shares, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock," and, if so, whether such statutory option stock has been held by the Participant for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an ISO or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the Participant upon the transfer of such stock in payment of the exercise price of an ISO. If the stock is not statutory option stock, no income will be recognized by the Participant upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under
Section 83 of the Code (in which event it appears that the Participant will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an ISO is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in
Section 421(b) of the Code which will result in the recognition of ordinary income by the Participant in an amount equal to the excess of the fair market value of the statutory option stock at the time the ISO covering such stock was exercised over the amount paid for such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an ISO with already-owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

  Alternative Minimum Tax. The difference between the option exercise price and the fair market value of the ISO Shares that are vested on the date of exercise is an adjustment to income for purposes of the Alternative Minimum Tax (the "AMT"). The AMT (imposed to the extent alternative minimum taxable income exceeds the taxpayer's regular taxable income) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price), increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, the maximum amount that will be included in AMT income is the gain on the disposition of the ISO Shares. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition will not be considered income in the year of the disposition. The AMT rules are extremely complex, and the AMT consequences may vary from person to person depending upon the particular facts and circumstances involved. Each Participant should consult his or her own tax advisor with respect to the AMT consequences of participation in the Incentive Plan.

  Nonqualified Stock Options. A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO for vested shares, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. Income recognized by the Participant upon exercise of an NQSO will be considered compensation subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). NQSOs are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the Participant at the time of such recognition, subject to the deduction limitations described below.

  The basis of the shares transferred to a Participant pursuant to the exercise of an NQSO is the price paid for such shares plus an amount equal to any income recognized by the Participant as a result of the exercise of the option. Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the Participant. If a Participant uses already owned shares of Common Stock to pay the exercise price for shares under an NQSO, the number of shares received pursuant to the NQSO which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the Participant upon the exercise will be taxable to the Participant as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the NQSO will not be statutory option stock and the Participant's basis in the number of shares received in exchange for the shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the Participant's basis will be allocated among the shares received.

  Stock Appreciation Rights. There will be no federal income tax consequences to either the Participant or the Company upon the grant of stock appreciation rights ("SARs"). Generally, the Participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash received. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the SARs includible in the Participant's income.

  Restricted Stock and Stock Bonus Awards. If a Participant receives a restricted stock award and the restricted stock is both not freely transferable and subject to substantial risk of forfeiture (within the meaning of Code Section 83), the Participant will not recognize income for federal income tax purposes at the time of the award, unless the Participant makes a timely election under Code Section 83(b). If the Participant does not timely make an 83(b) election, the Participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount may be treated as ordinary income by the Participant and will be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's award). The Company will be entitled to a deduction at the time of income recognition in an amount equal to the amount the Participant is required to include in income with respect to the shares, subject to the deduction limitations below.

  If the Participant makes a timely 83(b) election, the Participant who receives a restricted stock award will include in income, as ordinary income, the fair market value of the shares of stock on the date of grant of the award less any purchase price paid for such shares. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the Participant will recognize ordinary income at the time of the receipt of the restricted stock and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions other than nonlapse restrictions) of the shares at such time less the amount paid, if any, by the Participant for the restricted stock. The income may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's award). If an 83(b) election is made, no additional income will be recognized by the Participant upon lapse of the restrictions on the restricted stock, but, if the award is subsequently forfeited, the Participant will not receive any deduction for the amount recognized as ordinary income as a result of the 83(b) election.

  If the restrictions on an award of restricted stock are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the Participant will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at such time in an amount equal to the amount the

Participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

  Dividend Equivalents. There will be no federal income tax consequences to either the Participant or the Company upon the grant of dividend equivalents. Generally, a Participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to dividend equivalents in an amount equal to the fair market value of the Common Stock and the aggregate amount of cash received. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the Participant's income.

  Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction that the Company may take during a year for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Compensation attributable to a stock option or a stock appreciation right is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by the Committee; (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and (iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The Plan has been designed to enable awards of options and limited rights granted by the Committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

  In addition, Section 280G of the Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain individuals if such compensation constitutes an "excess parachute payment." Generally, excess parachute payments arise from certain payments made to disqualified individuals that are in the nature of compensation and are contingent on certain changes in ownership or control of the Company. Disqualified individuals for this purpose include certain employees and independent contractors who are officers, stockholders or highly-compensated individuals. Accelerated vesting or payment of awards under the Plan upon a change in ownership or control of the Company could result in excess parachute payments. In addition to the deduction limitation applicable to the Company, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

  Maximum Tax Rates. Currently, the maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 20%. In order to receive long-term capital gain treatment, the shares acquired pursuant to the Incentive Plan must be held for more than 12 months. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

ERISA

  The Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

 The Board of Directors recommends a vote FOR the approval of the amendment to the Company's 1999 Long-Term Incentive Plan.

                            EXECUTIVE COMPENSATION

  The following report of the compensation committee on executive compensation and the information herein under "Executive Compensation--Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission ("SEC") or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of
Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

                     Report Of The Compensation Committee
                           On Executive Compensation

To the Shareholders
of Data Return Corporation:

  The Compensation Committee of the Board of Directors consists of three directors. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers. The Committee's overall policy regarding compensation of the Company's executive officers is to provide competitive salary levels and compensation incentives that (i) attract and retain highly qualified individuals in these key positions, (ii) recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality and (iii) support both the short-term and long-term goals of the Company. The Compensation Committee believes this approach closely links the compensation of the Company's executives to the accomplishments of Company goals and coincides with stockholder objectives.

  In addition, the Compensation Committee considers the anticipated tax treatment of the Company's executive compensation program. Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers to $1 million annually, unless certain conditions are met. Except in the case of option exercises or stock grants, the Committee believes that it is unlikely that any officer will receive compensation in excess $1 million in the near future. However, it will be the policy of the Company to consider the impact, if any, of Section 162(m) on the Company and to document as necessary specific performance goals in order to seek to preserve the Company's tax deductions.

Base Salary

  The Committee periodically reviews and establishes base salaries. Generally, the base salaries of the Company's executive officers, including its Chief Executive Officer, are determined in light of the Company's earnings and other factors and after considering the following factors: the individual's experience level, scope and complexity of the position held and annual performance of the individual.

Incentive Compensation

  The Company's executive officers, including its Chief Executive Officer, are also eligible to earn annual bonuses. The Company's annual bonuses provide motivation toward and reward the accomplishment of corporate annual objectives and provide a competitive compensation package that will attract, reward and retain top-caliber individuals. The annual bonus amounts are based on both Company and individual performance. Performance goals are both qualitative and quantitative in nature. Qualitative goals could include development and retention of key personnel, quality of services and management effectiveness. Quantitative goals could include revenue and earnings targets and cost containment goals. At the end of each year, the extent to which individual and Company goals are met is evaluated. If target goals are met, the executive officers receive a target bonus. It is also the compensation policy of the Company to use stock options as a means of furnishing longer-term incentives to officers and other employees of the Company and its subsidiaries. Under its option plans, the Company has flexibility in creating options.

                             COMPENSATION COMMITTEE

                                 Current members:
                                 Joseph M. Grant
                                 Robert Ted Enloe, III
                                 Michelle R. Chambers

                                 Members during fiscal 2000:
                                 Nathan A. Landow
                                 T. Geir Ramleth
                                 Michelle R. Chambers

Summary Compensation Table

  The following table sets forth the total compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers whose total salary and bonus for fiscal 2000 exceeded $100,000 (each a "named executive officer," and collectively, the "named executive officers").

                                                                   Long-Term
                                                                  Compensation
                                     Annual Compensation             Awards
                                -----------------------------  ------------------
                                                    Other        Shares
Name and Principal       Fiscal                     Annual     Underlying
Position                  Year   Salary   Bonus  Compensation   Options
------------------       ------ -------- ------- ------------  ----------
Sunny C. Vanderbeck.....  2000  $130,000 $55,950                     --
 Chairman and Chief       1999    95,000   5,000        --           --
 Executive Officer

Michelle R. Chambers....  2000   130,000  50,950        --           --
 President and Chief      1999    95,000   5,000        --           --
  Operating Officer

Michael S. Shiff........  2000   175,000  66,610        --           --
 Senior Vice President--  1999   150,000   8,610   $ 40,000(1) 3,308,700
 Marketing, Sales and
 Business Development

Stuart A. Walker........  2000   125,000  39,250        --       121,050
 Senior Vice President--  1999     5,661     --         --       538,000
 Chief Financial Officer
 and Treasurer

J. Todd Steitle.........  2000   141,500  17,080        --       275,725
 Vice President--         1999   108,740     --         --       134,500
  Marketing

--------
(1) Other annual compensation for Mr. Shiff consists of deferred salary.

Option/SAR Grants in Fiscal 2000

                                                                                               Potential
                                                                                           Realizable Value
                                                                                           at Assumed Annual
                                                                                            Rates of Stock
                                                                                                 Price
                                                                                           Appreciation for
                                                                                            Option Term ($)
                                        Individual Grants                                         (1)
                         ------------------------------------------------                  -----------------
                             Number of        Percent of
                             Securities     Total Options
                         Underlying Options   Granted to
                              Granted         Employees    Exercise Price
Name                     (number of shares) in fiscal 2000 Per Share ($)  Expiration Date    5%       10%
----                     ------------------ -------------- -------------- ---------------- ------- ---------
Sunny C. Vanderbeck.....          --              --             --             --             --        --
Michelle R. Chambers....          --              --             --             --             --        --
Michael S. Shiff........          --              --             --             --             --        --
Stuart A. Walker (2)....      121,050            4.15           1.66      July 23, 2009    126,570   320,753
J. Todd Steitle (3).....       47,075            1.62           0.23      April 15, 2009    24,806    45,913
                              121,050            4.15           1.66      July 23, 2009    126,570   320,753
                              107,600            3.69          13.00      October 27, 2009 879,698 2,229,327

--------
(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.
(2) Amounts represent a single grant of options on July 23, 1999. One-fourth of the grant becomes exercisable on each of the four one-year anniversaries immediately succeeding the grant date.
(3) Amount represents a single grant of options on each of the following dates: April 15, 1999, July 23, 1999 and October 27, 1999. One-fourth of the July 23, 1999 grant becomes exercisable on each of the four one-year anniversaries immediately succeeding the grant date. The April 16, 1999 and October 27, 1999 grants became immediately exercisable upon consummation of the Company's initial public offering.

Fiscal 2000 Exercises and Year-End Option Values

  The following table sets forth information concerning the value realized upon exercise of options during fiscal 2000 and the number and value of unexercised options held by each of the named executive officers at March 31, 2000. The values set forth in the table have been calculated using the last reported sales price on March 31, 2000, less the per share exercise price, multiplied by the number of shares underlying the option.

                                                      Number of           Value of Unexercised
                                               Unexercised Options at    In-the-Money Options at
                           Shares                March 31, 2000 (#)       March 31, 2000 ($)(1)
                          Acquired    Value   ------------------------- -------------------------
Name                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Sunny C. Vanderbeck.....     --        --            --          --            --           --
Michelle R. Chambers....     --        --            --          --            --           --
Michael S. Shiff........     --        --      3,308,700         --     121,735,35          --
Stuart A. Walker........     --        --        538,000     121,050    19,713,665    4,254,895
J. Todd Steitle.........     --        --        289,175     121,050     9,224,867    4,254,895

--------
(1) Based on a closing price of $36.81 at March 31, 2000.

Employment Agreements

  Sunny C. Vanderbeck, Michelle R. Chambers, Robert A. Prosen, Stuart A. Walker, Mark A. Bowles, Mark C. Gunnin, Scott W. Brewer, Jason A. Lochhead and Mark A. Warren have employment agreements expiring on June 30, 2002. These agreements provide for:

  .  set base salaries; and

  . incentive bonuses determined by the compensation committee or Board of Directors.

  Each of these executives has agreed not to compete with the Company during the term of their agreement and for two years after resignation or termination for cause or for one year after a termination without cause or any resignation or termination following a change of control. The employment agreements define "cause" as an employee committing an immoral crime, materially breaching their employment agreement or failing to obey written directions of a senior corporate executive. A "change of control" will be deemed to occur if a substantial portion of the Company's ownership changes or the constitution of the board changes during any 15-month period without the approval of the Board of Directors or shareholders. If there has not been a change in control, the agreements provide for the payment of salary for 12 months after any termination by the Company other than for cause. Further, if the termination follows a change of control and is not voluntary, it will be made in a lump sum equal to the following items, or in the case of Mr. Vanderbeck, Ms. Chambers, Mr. Prosen and Mr. Walker three times the following items:

  . the highest annualized base salary earned during the employee's employment with the Company;

  .  two times the employee's largest bonus during the last two years;

  . any unpaid expense, reimbursement or accrued but unpaid salary or benefit; and

  .  the estimated cost of insurance coverage for the next 12 months.

  If the termination is following a change of control and is voluntary, the base salary component of these severance payments will, in the case of Mr. Vanderbeck, Ms. Chambers, Mr. Prosen, Mr. Walker and Mr. Gunnin, equal 75% and, in the case of Mr. Bowles, Mr. Brewer, Mr. Lochhead and Mr. Warren equal 25%, of the highest annualized base salary earned during the employee's employment with the Company.

  In addition, upon a change of control, all outstanding options of Mr. Vanderbeck, Ms. Chambers, Mr. Prosen, Mr. Walker and Mr. Gunnin will vest. That number of the outstanding options of Mr. Bowles, Mr. Brewer, Mr. Warren and Mr. Lochhead that would have vested upon their next annual vesting date will immediately vest upon a change of control, and, if they are terminated within 24 months of a change of control, all of their options will immediately vest.

  The Company also has employment agreements with Mr. Shiff, Mr. Garber and Mr. Steitle. Mr. Shiff's agreement expires on December 31, 2002. His agreement provides for a set base salary plus deferred salary and a fixed performance bonus. Mr. Shiff's agreement provides for the payment of all accrued salary and bonus upon his termination by Data Return. Upon a change of control, all of Mr. Shiff's outstanding unvested options will vest immediately. Mr. Shiff has agreed not to compete with the Company during the term of his agreement and for one year after his termination.

  Mr. Garber's agreement expires on March 31, 2004. His agreement provides for a set base salary plus commissions. Upon a termination of his employment by Data Return without cause, Mr. Garber is entitled to the payment of salary for 12 months and the right to participate in benefit plans and exercise his outstanding options for 12 months. Upon a change of control, 50% of Mr. Garber's outstanding unvested options vest immediately and the remaining 50% vest one year later. As a result of the Company's October 1999 initial public offering, 269,000 options will vest in October 2000. If Mr. Garber is terminated following a change of control, he is entitled to 12 months of salary and all of his outstanding unvested options immediately vest. Mr Garber has agreed not to compete with the Company during the term of the agreement and for one year after resignation or termination for cause.

  Mr. Steitle's agreement expired on May 3, 1999 and was automatically renewed for a one-year period in May 1999 and 2000. His agreement will continue to be renewed automatically for one year periods unless terminated by either party upon notice at least 15 days prior to a renewal date. Mr. Steitle is entitled to a set base salary. Upon termination other than for cause, Mr. Steitle is entitled to his accrued salary. Upon a change of control, or if Mr. Vanderbeck and Ms. Chambers cease to be executive officers, all of Mr. Steitle's unvested options immediately vest. Mr. Steitle has agreed not to compete with the Company during the term of his agreement and for one year after his agreement.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Common Stock as of March 31, 2000 by (i) each director, (ii) each person known to the Company to own beneficially 5% or more of the Common Stock, (iii) each named executive officer and (iv) all current directors and executive officers as a group. Except as otherwise indicated, the address of each beneficial owner of 5% or more of the Common Stock is 222 West Las Colinas Boulevard, Suite 450, Irving, Texas 75039.

  The information set forth below includes shares of common stock directly and indirectly owned and shares of common stock underlying currently exercisable options as well as those options which will become exercisable within 60 days of March 31, 2000. Except as otherwise indicated, the named persons herein have sole voting and dispositive power with respect to beneficially owned shares.

                                                             Common Stock
                                                          Beneficially Owned
                                                         ---------------------
                                                         Number of  Percent of
Beneficial Owner                                           Shares     Class
----------------                                         ---------- ----------
Sunny C. Vanderbeck(1)..................................  8,106,315    22.9
Michelle R. Chambers(2).................................  6,562,255    18.5
Jason A. Lochhead.......................................    772,030     2.2
Nathan A. Landow(3).....................................  5,135,210    14.5
T. Geir Ramleth(4)......................................     96,571       *
Michael S. Shiff(5).....................................  3,308,700     9.3
Stuart A. Walker(6).....................................    538,000     1.5
J. Todd Steitle(7)......................................    289,175       *
DCR Technology Fund I, Ltd.(1)..........................  8,106,315    22.9
OHG Technology, Ltd.(2).................................  6,562,255    18.5
Nathan Landow Family Limited Partnership (3)............  4,788,200    13.5
All directors and executive officers as a group (13
 persons)(8)............................................ 25,403,194    71.8

--------
*  Less than 1%.
(1) Consists of 8,106,315 shares of Common Stock owned by DCR Technology Fund I, Ltd., which is controlled by Mr. Vanderbeck.
(2) Consists of 6,562,255 shares of Common Stock owned by OHG Technology, Ltd., which is controlled by Ms. Chambers.
(3) Includes 4,788,200 shares of Common Stock owned by Nathan Landow Family Limited Partnership, which is controlled by Mr. Landow. The address for Nathan Landow Family Limited Partnership is 4710 Bethesda Avenue, Bethesda, Maryland 20814. Mr. Landow resigned from our board of directors to pursue other business interests effective March 31, 2000.
(4) Mr. Ramleth resigned from the Board of Directors to pursue other business interests in May 2000.
(5) Consists of 3,308,700 shares of Common Stock issuable pursuant to options that are exercisable within 60 days of March 31, 2000.
(6) Consists of 538,000 shares of Common Stock issuable pursuant to options that are exercisable within 60 days of March 31, 2000.
(7) Consists of 289,175 shares of Common Stock issuable pursuant to options that are exercisable within 60 days of March 31, 2000.
(8) Includes 4,724,313 shares of Common Stock issuable pursuant to options that are exercisable within 60 days of March 31, 2000. Giving effect to the resignations of Mr. Landow and Mr. Ramleth, the number of shares and percent of class owned would be 20,171,413 and 57.0%, respectively.

                               PERFORMANCE GRAPH

  The following graph sets forth the cumulative total shareholder return for the Common Stock, the Nasdaq Stock Market Index (US Companies), and Nasdaq Computer and Data Processing Stocks for the years indicated as prescribed by the SEC's rules (assumes $100 invested on October 27, 1999 in Common Stock, Nasdaq Stock Market Index (US Companies) and Nasdaq Computer and Data Processing Stocks).

[PERFORMANCE GRAPH]

                                    Legend

                      CRSP Total Returns
  Symbol              Index for:                 10/1999 11/1999 12/1999 01/2000 02/2000 03/2000
                                                 ------- ------- ------- ------- ------- -------
          [_]         Data Return Corporation     100.0   165.8   326.7   355.0   391.6   224.8
                      Nasdaq Stock Market (US
  -- -- -- -- --  m   Companies)                  100.0   115.9   141.4   136.1   162.1   158.7
  - - - - - - - -  .  Nasdaq Computer and         100.0   120.7   163.7   145.1   171.7   161.0
                      Data Processing Stocks
                      SIC 7370--7379 US &
                      Foreign

 Notes:
  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to $100.0 on 10/28/1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of such stock. Directors, officers and beneficial owners of more than 10 percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended March 31, 2000, all Section 16(a) filing requirements applicable to its directors, officers and beneficial owners of more than 10 percent of its Common Stock were complied with, except for certain executive officers who inadvertently failed to timely file Form 4s reporting shares acquired by them during the Company's October 1999 initial public offering.

                                   AUDITORS

  The Board of Directors has reappointed Ernst & Young LLP to audit the financial statements of the Company for the year ending March 31, 2001. Such appointment will not be submitted to shareholders for ratification or approval. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

  Shareholder proposals for inclusion in the Company's proxy materials in connection with the 2001 annual meeting of shareholders, which is currently scheduled to be held on September 21, 2001, must be received by the Company at its office in Irving, Texas, addressed to the Secretary of the Company, no later than June 12, 2001. Shareholders who intend to present a proposal at the 2001 annual meeting of shareholders without inclusion of such proposal in the Company's proxy materials must provide notice of such proposal to the Company not later than 90 days prior to the meeting.

  The cost of solicitation of proxies will be borne by the Company. The Company may employ Corporate Investor Communications, Inc. to solicit proxies from brokers, bank nominees, institutional holders and individual holders for use at the meeting at a fee not to exceed $5,500 plus certain expenses. In addition, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

  The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

                                          DATA RETURN CORPORATION

                                              Sunny C. Vanderbeck
                                                Chairman and
                                              Chief Executive Officer

Irving, Texas
August 23, 2000

                            DATA RETURN CORPORATION
               This Proxy is Solicited by the Board of Directors
     For the Annual Meeting of Shareholders to be Held September 20, 2000


        The undersigned shareholder of Data Return Corporation (the "Company") hereby appoints Stuart A. Walker and Mark C. Gunnin, or either one or both of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Data Return Corporation to be held on Wednesday, September 20, 2000, at 10:00 a.m., local time, at the Marriott Hotel, 223 West Las Colinas Boulevard, Irving, Texas, and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                                                                  Please mark
                                                                                                                 your votes as   [X]
                                                                                                                 indicated in
                                                                                                                 this example

1.  The election as Class I Directors of Jason A. Lochhead and Joseph M. Grant         2.  To approve an amendment to the Company's
    and as a Class II Director of Robert Ted Enloe, III.                                   1999 Long-Term Incentive Plan to increase
        FOR all nominees          WITHHOLD       INSTRUCTION: To withhold authority        the number of shares of Common Stock
          listed above           AUTHORITY       to vote for any individual nominee,       reserved for issuance under the plan by
      (except as marked to    to vote for all    write that nominee's name on the          1,772,000, from 3,228,000 to 5,000,000
        the contrary)         nominees listed    line provided below.                      shares.
                                   above
            [  ]                   [  ]          ------------------------------------              FOR     AGAINST    ABSTAIN
                                                                                                   [ ]       [ ]        [ ]

3.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS ABOVE AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH
PROPOSALS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the proxy statement furnished herewith.

                                                                        Dated:                                          , 2000
                                                                              ------------------------------------------

                                                                        -------------------------------------------------------
                                                                        Shareholder's Signature

                                                                        -------------------------------------------------------
                                                                        Shareholder's Signature

                                                                        Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they
                                                                        sign. Attorneys should submit powers of attorney.

                                                                        PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE